RUBY TUESDAY, INC.

                       EXECUTIVE SUPPLEMENTAL PENSION PLAN

                            (Effective May 27, 1983)
                             (Restated July 1, 1999)

                                TABLE OF CONTENTS


Page



ARTICLE I......................................................PURPOSE OF PLAN


ARTICLE II........................................DEFINITIONS AND CONSTRUCTION


ARTICLE III...................................SUPPLEMENTAL RETIREMENT BENEFITS


ARTICLE IV..........................................RETIREMENT OF PARTICIPANTS


ARTICLE V.................................VESTING AND DISTRIBUTION OF BENEFITS


ARTICLE VI..........................................CONDITIONS AND FORFEITURES


ARTICLE VII.........................................ADMINISTRATIVE OF THE PLAN


ARTICLE VIII.....................................................MISCELLANEOUS

                                    ARTICLE I

                                 PURPOSE OF PLAN

The purpose of the Plan, as effective May 27, 1983, and as more fully set forth herein, is to provide supplemental retirement benefits to Eligible Employees as part of an integrated executive compensation program. The Plan shall be maintained on an unfunded basis.

The Plan has been restated in its entirety effective June 1, 1986,  primarily to
give  a  more  complete   description   of  the  method  of   determining   plan
participation, benefit service, and normal and early retirement benefits.

The Plan has been restated in its entirety as of July 1, 1999, to incorporate into one document all prior amendments to the 1986 restatement.

                                   ARTICLE II

                          DEFINITIONS AND CONSTRUCTION

2.01     Definitions:
         -----------

        (a) The term "Annual Base Salary" refers to the base pay and sales commissions, if payable, received by a Participant from an Employer during a calendar year, and excluding any amounts paid to him as overtime, bonuses, incentive compensation, and contributions to this or any other pension benefit plan to which an Employer contributes directly or indirectly. For purposes of this Section and notwithstanding any other provision of the Plan to the contrary, Annual Base Salary shall not include any amounts paid to a Participant or Eligible Employee by Morrison Fresh Cooking, Inc. or Morrison Health Care, Inc. from and after the effective date of the distributions of the common stock of Morrison Fresh Cooking, Inc. and of the common stock of Morrison Health Care, Inc. to the stockholders of the Company. For purposes of this Section and notwithstanding any other provision of the Plan to the contrary, with respect to any Former Morrison Employee, Annual Base Salary shall not include any amounts paid during a calendar year commencing prior to the effective date of the Distributions.

         (b) The term "Accrued Benefit" refers to the annual benefit to which a Participant would be entitled, determined pursuant to
                  Section 3.01, based on his Final Base Salary and his Continuous Service at the date of calculation, commencing on his Normal Retirement Date in the mode of a single-life annuity.

(c) The term "Board" refers to the Board of Directors of the Company, as duly constituted from time-to-time.

         (c1) The term "Cause" shall mean, with respect to a Subsection (c) Participant's termination of employment with the Company or any of its subsidiaries:

                  (1)      the Participant's conviction of a felony;

                  (2) conduct by the Participant constituting a willful refusal to perform any material duty assigned by the Board;

                  (3) conduct by the Participant that amounts to fraud against the
                           Company or any entity which is controlled by or is under common control with the Company;

                  (4) a breach of the terms of any employment agreement between the Participant and the Company or any entity which is controlled by or is under common control with the Company; or

                  (5) conduct by the Participant that amounts to willful gross neglect or willful gross misconduct resulting in material economic harm to the Company or any entity which is controlled by or is under common control with the Company.

         (d)      "[Reserved]."

         (e) The term "Company" refers to Morrison Restaurants Inc., a Delaware corporation, or its successor in interest.

         (f) The term "Continuous Service" refers to the period of unbroken employment of an Employee with the Company or one or more of its subsidiaries from his last date of employment, but shall not include a period of employment beyond the Participant's Normal Retirement Date.

                  Continuous Service of an Employee shall not be broken by and shall include the periods of:

                  (1) his absence in the Armed Forces of the United States or any of its allies in time of war in which the United States shall be engaged, or in the Armed
                           Forces of the United States while any form of law requiring compulsory military service shall be in effect, if the Employee directly enters such Armed Forces and does not reenlist after the date of first entering and makes application for reemployment by the Company within ninety (90) days, or such longer period as may be prescribed by applicable law, after discharge or release from such Armed Forces or from hospitalization continuing for a period of not more than one year after discharge or release from such Armed Forces and is reemployed by the Company; and/or

                  (2)      his  absence  because of lay-off not in excess of one
                           (1) years if the Employee returns to employment with the Company when notified of his recall to work.

                           An Employee whose Continuous  Service has been broken
                  because of termination of employment and who is thereafter reemployed by the Company shall be deemed to be newly employed for all purposes of the Plan and any previous service shall be disregarded for purposes of the Plan.

                           With   respect  to   Eligible   Employees   who  were
                  Participants in the Plan prior to January 1, 1994, Continuous Service shall not include any period of employment subsequent to an Employee's participation in the Plan from and after the date the Plan Administrator has expressly terminated an Employee's participation in the Plan, unless and until he or she thereafter qualifies as an Eligible Employee in accordance with the provisions of the immediately succeeding sentence. With respect to Eligible Employees who first become Participants in the Plan after December 31, 1993, Continuous Service shall not include any period of employment subsequent to an Employee's participation in the Plan (i) during which the  Employee  no  longer  holds  any  one of  the  Qualifying
                  Positions, (ii) following three (3) consecutive Plan Years during which the Participant failed to earn an annual salary, plus bonus, of at least $120,000 (as adjusted in accordance with Plan Section 2.01(h)); or (iii) from and after the date the Plan Administrator has expressly terminated an Employee's participation in the Plan. An Eligible Employee who experiences a break in Continuous Service as described in this paragraph who again becomes an Eligible Employee or who is reinstated by action of the Plan Administrator shall have his periods of Continuous Service aggregated for purposes of calculating his Accrued Benefit, but in no event shall such aggregated periods of Continuous Service include periods during which the Employee no longer holds any Qualifying Position; any period of employment during which the Employee is not an Eligible Employee following a three-consecutive Plan Year period in which the Employee failed to earn at least $120,000 (as adjusted in accordance with Plan Section 2.01(h)); or after the date the Employee's participation in the Plan has been expressly terminated by the Plan Administrator unless and until both the Plan Administrator reverses that decision and the Employee otherwise qualifies as an Eligible Employee.

                           For purposes of this Section and notwithstanding  any
                  other provision of the Plan to the contrary, Continuous Service shall not include any period of employment by a Participant or Eligible Employee with Morrison Fresh Cooking, Inc. or Morrison Health Care, Inc. from and after the effective date of the distributions of the common stock of Morrison Fresh Cooking, Inc. and of the common stock of Morrison Health Care, Inc. to the stockholders of the Company.

                           For purposes of this Section and  notwithstanding any
                  other provision of the Plan to the contrary, Continuous Service shall not include any period of employment by a Former Morrison Employee completed on or prior to the effective date of the Distributions.

         (f1) The term "Disability" shall mean the total inability of the Participant to perform his duties for the duration of the short-term disability period under the Company's short-term disability policy then in effect as certified by a physician chosen by the Company and reasonably acceptable to the Participant.

         (f2)     "Distributions"   means   the    distributions   by   Morrison
                  Restaurants, Inc. to its stockholders of all of the outstanding shares of common stock, respectively, of Morrison Fresh Cooking, Inc. and Morrison Health Care, Inc.

         (g)      The term "Effective Date" shall mean May 27, 1983.

         (h) The term "Eligible Employee" means, prior to January 1, 1994, an individual employed on a full-time basis by the Company or one or more of its subsidiaries who has earned at least 850 HAY points, has been credited with at least three (3) "Years of Service," as defined under the Morrison Incorporated Retirement Plan [now known as the Ruby Tuesday,Inc. Retirement Plan] and has been selected for participation by the Plan Administrator and, after December 31, 1993, an individual employed on a full-time basis by the Company or one or more of its subsidiaries who earned an average salary, plus bonus, of at least $120,000 (or such greater amount as may be determined by the Plan Administrator from time to time) during the last two (2) Plan Years immediately preceding the first day of the Plan Year in which an Eligible Employee becomes a Participant and who has completed at least five (5) full years of consecutive service, on a calendar-year basis or otherwise, during which the Employee has held one or more Qualifying Positions.

         (i) The term "Final Base Salary" refers to the dollar amount determined by obtaining the average of the Participant's Annual Base Salary over the five (5) consecutive Plan Years which produce the highest average. If the Participant retires, terminates employment or ceases to accrue Continuous Service in accordance with Plan Section 2.01(f), his Annual Base Salary for the final partial year of participation shall be annualized for purposes of calculating Final Base Salary.

                  As an example of the manner in which this definition is intended to operate, assume a Participant earns an Annual Base Salary of Sixty Thousand Dollars ($60,000) in the fourth and third Plan Years preceding the Plan Year in which he reaches his Normal Retirement Date, and an Annual Base Salary of Eighty Thousand Dollars ($80,000) in the second and first Plan Years preceding such year, as well as in the year of his normal retirement. Assume further that in all other Plan Years, the Participant's Annual Base Salary was less than $60,000. Based on such assumptions, the Participant's Final Base Salary will equal:

                            $  60,000
                               60,000
                               80,000
                               80,000
                               80,000                      $360,000  =  $72,000
                            ----------                     --------
                             $360,000                          5

         (i1) "Former Morrison Employee" means an employee of Morrison Restaurants, Inc. at any time prior to the effective date of the Distributions who did not continue in the employ of Ruby Tuesday, Inc. immediately after the Distributions, but who subsequently has been rehired by Ruby Tuesday, Inc.

         (j) The term "Normal Retirement Date" refers to the 65th anniversary of the Participant's birth.

(k) The term "Participant" refers to any Eligible Employee upon his entry into the Plan. An Eligible Employee shall become a Participant as of the January 1st immediately following the date the eligibility criteria stated in Section 2.01(h) are satisfied. Upon retirement, termination of employment or cessation of the accrual of Continuous Service in accordance with Section 2.01(f), a Participant's status shall become that of a former Participant. Except as the context may otherwise require in Section 4.02, the term "Participant" shall encompass any Subsection (b) Participant and any Subsection
                  (c) Participant.

         (1) The term "Plan" means the Morrison Restaurants Inc. Executive Supplemental Pension Plan; provided, however, that in the event Morrison Restaurants Inc. is replaced by a successor in interest, the title of the Plan shall thereafter be the name of the successor in interest followed by the phrase "Executive Supplemental Pension Plan".

         (l)(l) The term "Plan Administrator" shall mean the organization or person designated to administer the Plan by the Board of Directors or, in lieu of any such designation, the Company.

         (m) The term "Plan Year" refers to any calendar year within which the Plan shall be in effect.

         (n) The term "Primary Social Security Benefit" means the annual primary insurance amount available to the Participant at age 65 under the Social Security Act as in effect at the date of calculation, without regard to whether such amount actually commences to be paid and without regard to any increase in the Social Security Base or benefit levels that may take effect after such date of calculation.

                  The Primary Social Security Benefit will be calculated as though the Participant had a full Social Security Earnings Record and as though the Participant always earned at least the Social Security Taxable Wage Base.

                  The date of calculation will be the retirement date, termination date or date of the cessation of the accrual of Continuous Service in accordance with Plan Section 2.01(f), whichever is applicable. The Primary Social Security Benefit will be calculated based on the Social Security Law in effect on the first day of the calendar year of the date of calculation, and assuming constant Social Security Taxable Wage Bases for the future years.

         (o) "Qualifying Position" means one or more of the positions within the Company's organizational hierarchy identified in Appendix A hereto, as the same may be amended from time to time hereafter by the Chief Executive Officer of the Company.

2.02     Construction:
         ------------

         (a) Words used herein in the masculine or feminine gender shall be construed as the feminine or masculine gender, respectively, where appropriate.

         (b) Words used herein in the singular or plural shall be construed as the plural or singular, respectively, where appropriate.


                                   ARTICLE III

                        SUPPLEMENTAL RETIREMENT BENEFITS

3.01     Amount of Benefit:
         -----------------

                  A Participant's Accrued Benefit payable at Normal Retirement Date in the form of single life annuity shall equal (A) plus (B) minus
         (C) minus (D) as follows:

         (A) 2.5% of the Participant's Final Base Salary multiplied by the Participant's years and fractional years of Continuous Service not in excess of twenty (20) years of Continuous Service; plus

         (B) 1% of the Participant's Final Base Salary multiplied by the Participant's years and fractional years of Continuous Service in excess of twenty (20) years of Continuous Service, but not in excess of thirty (30) such years; less

         (C) The retirement benefit payable at Normal Retirement Date in the form of a single life annuity to the Participant under the Morrison Incorporated Retirement Plan [now known as the Ruby Tuesday, Inc. Retirement Plan]; less

         (D) The Participant's Primary Social Security Benefit, calculated in accordance with Section 2.01(n).

                  For purposes of this Section 3.01, each completed month of Continuous Service shall equal one-twelfth (1/12th) of a year of Continuous Service.

3.02     Distribution of Benefits:
         ------------------------

         Benefits accrued hereunder shall be paid in accordance with Article V.

3.03     Encumbrance of Award:
         --------------------

                  No Participant or beneficiary of a Participant shall have any right to commute, encumber, transfer or otherwise dispose of or alienate any present or future right or expectancy which he may have at any time to receive payment of benefits, which benefits and the right thereto are expressly declared to be non-assignable and non-transferable. Any attempt to transfer or assign a benefit, or any rights granted hereunder, by a Participant or his beneficiaries shall, in the sole discretion of the Plan Administrator after consideration of such facts as it deems pertinent, be grounds for terminating any rights of the Participant and his beneficiaries to any portion of the benefits not previously paid by the Company.


                                   ARTICLE IV

                           RETIREMENT OF PARTICIPANTS

4.01     Normal Retirement:
         -----------------

         A Participant may continue in the service of the Company beyond his Normal Retirement Date, but shall not be permitted to continue in the employ of the Company without first obtaining the Company's consent, subsequent to the age at which the Company may require the retirement of the Participant under applicable federal and state laws. If a Participant continues in service beyond his Normal Retirement Date, he shall be deemed to be retired upon his Postponed Retirement Date as determined under the Morrison Incorporated Retirement Plan [now known as the Ruby Tuesday, Inc. Retirement Plan].

4.02     Early Retirement:
         ----------------

         (a) Actuarially Reduced Early Retirement Benefit. Before a Participant is eligible for normal retirement pursuant to
                  Section 4.01 above, the Participant may retire from service with the Company or any of its subsidiaries prior thereto and commence receiving benefits pursuant to this Subsection (a) if the Participant has attained age 55 while in the service of the Company or any of its subsidiaries. The Accrued Benefit determined under Section 3.01, but payable pursuant to this
                  Section 4.02(a), shall be reduced by multiplying the Accrued Benefit amount by the applicable early retirement reduction factor indicated in the table below:

               Number of Years until Eligible
             For Unreduced Retirement Benefit            Early Retirement Factor

                           1                                           .93
                           2                                           .86
                           3                                           .79
                           4                                           .72
                           5                                           .65
                           6                                           .62
                           7                                           .59
                           8                                           .56
                           9                                           .53
                          10                                           .50

         (b) Unreduced Early Retirement Benefit. A Participant identified in Appendix B to the Plan, as Appendix B may be amended from time to time by action of the Board (a Participant so identified on Appendix B is referred to hereafter as a `Subsection (b) Participant') may retire from service with the Company or any of its subsidiaries prior to reaching his Normal Retirement Date and commence receiving benefits from the Plan pursuant to this Section 4.02(b) if:

                  (i) the Subsection (b) Participant attains age 60 prior to termination of employment from the Company or any of its subsidiaries; or

                  (ii) at the time of retirement from service with the Company or any of its subsidiaries, the Subsection
                           (b) Participant is at least age 55 and the sum of the Subsection (b) Participant's age and years of Continuous Service equals or exceeds ninety (90) (referred to herein as the "Rule of 90").

                  The Accrued Benefit, as determined in Section 3.01, but payable pursuant to this Section 4.02(b), will not be subject to actuarial reduction.

         (c) Special Early Retirement Benefit. A Participant identified in Appendix C to the Plan, as Appendix C may be amended from time to time by action of the Board (a Participant so identified on Appendix C is referred to hereafter as a `Subsection (c) Participant') may retire from service with the Company and its subsidiaries prior to satisfying the Rule of 90 and commence receiving benefits from the Plan pursuant to this Section 4.02(c) if the Subsection (c) Participant (i) is involuntarily terminated (other than for Cause) by the
                  Company and its subsidiaries; or (ii) experiences a termination of employment from the Company and its subsidiaries due to a Disability.

                  The Accrued Benefit, as determined in Section 3.01, but payable pursuant to this Section 4.02(c), will be either: (1) determined without the actuarial reduction provided for in
                  Section 4.02(a) with such Accrued Benefit payable commencing as of the date the Subsection (c) Participant would have satisfied the Rule of 90 had his employment not terminated; or
                  (2) multiplied by the reduction factor of .93 with such adjusted Accrued Benefit payable commencing at age 55. A Subsection (c) Participant may elect whether payment shall be made pursuant to Clause (1) or (2) of the immediately preceding sentence, if the Subsection (c) Participant irrevocably so elects in writing at least one (1) year prior to the date that the Accrued Benefit becomes payable. If the Subsection (c) Participant fails to make a timely election as so provided in the immediately preceding sentence, payment shall be made pursuant to Clause (1) or (2) as elected by the Participant, but only with the approval of the Chairman of the Compensation and Stock Option Committee of the Board or the approval of a majority of the members of either the Board or the Compensation and Stock Option Committee of the Board present at a meeting duly called and convened at which a quorum is present.

                  In determining any Accrued Benefit under this Section 4.02, the amount of any offset under Section 3.01(C) shall be calculated as the retirement benefit payable in the form of a single life annuity to the Participant under the Morrison Restaurants Inc. Retirement Plan [now known as the Ruby Tuesday, Inc. Retirement Plan] at the Participant's Normal Retirement Date (as defined therein). Any amounts that become payable pursuant to Section 4.02(c) to a Subsection (c) Participant who experiences a termination of employment due to a Disability shall be reduced by the amount of disability payments actually paid to the Subsection (c) Participant under a long-term disability plan maintained by the Company or any of its subsidiaries. Such offsets shall occur only as and when disability payments are paid to the Subsection (c) Participant by the insurer of the disability benefits so provided; provided, however, that if the Subsection (c) Participant's Accrued Benefit is paid in the form of a lump sum, there shall be no offset applied on account of the receipt of disability benefits.


                                    ARTICLE V

                      VESTING AND DISTRIBUTION OF BENEFITS

5.01     Vesting:
         -------

         A Participant's Accrued Benefit shall vest in the Participant at such time as he reaches his Normal or Early Retirement Date. If a Participant terminates employment other than by retirement or death, he shall be vested in his Accrued Benefit if he has completed ten (10) or more Years of Service determined under the Morrison Incorporated Retirement Plan [now known as the Ruby Tuesday, Inc. Retirement Plan]. If a Participant terminates employment other than by retirement or death and has not completed ten (10) or more Years of Service determined under the Morrison Incorporated Retirement Plan [now known as the Ruby Tuesday, Inc. Retirement Plan], he shall not be vested in his Accrued Benefit, his Accrued Benefit shall be cancelled and he shall not be entitled to any further benefits from the Plan.

5.2      Payment of Benefits:
         -------------------

         When a Participant reaches his Normal Retirement Date, retires by reason of the Early Retirement provisions of the Plan (Section 4.02), or otherwise terminates his service with the Company or any of its subsidiaries, the Plan Administrator shall determine and certify to the Treasurer of the Company the vested Accrued Benefit of the Participant, if any, and shall further determine and certify the method by which payments shall be made. The Company shall thereafter make payments of the benefits in the manner and at the times so designated, subject, however, to all other terms and conditions of the Plan.

         A benefit payable under the Plan shall be paid in the same form and at the same time as any retirement benefit payable to the Participant under the Morrison Restaurants Inc. Retirement Plan [now known as the Ruby Tuesday, Inc. Retirement Plan]. If a Participant does not have an accrued benefit under the Morrison Restaurants Inc. Retirement Plan [now known as the Ruby Tuesday, Inc. Retirement Plan], the benefit payable under the Plan shall nevertheless be subject to the same distribution rules as provided under the Morrison Restaurants Inc. Retirement Plan [now known as the Ruby Tuesday, Inc. Retirement Plan], as the same may be amended from time to time; provided, however, that the selection of the form and timing of the benefit shall be subject to the approval of the Company. Except as otherwise expressly provided herein, if a benefit payable under this Plan is paid other than as a life annuity, the amount of the benefit when paid in such other form shall be determined by using the then applicable actuarial equivalence factors of the Morrison Restaurants Inc. Retirement Plan [now known as the Ruby Tuesday, Inc. Retirement Plan].

                  Notwithstanding the foregoing, the Accrued Benefit of a Subsection (c) Participant may be paid in a lump sum. In determining the amount of the lump sum payment, the Accrued Benefit shall be discounted by the then current FAS 87 discount rate and by applying the applicable FAS 87 mortality table. The Accrued Benefit of a Subsection
         (c) Participant will be paid in a lump sum (1) if the Subsection (c) Participant irrevocably elects in writing to receive a lump sum payment from the Plan at least one (1) year prior to the date that the Accrued Benefit becomes payable; or (2) if the Subsection (c) Participant fails to make a timely election as provided in Clause (1), with the approval of the Chairman of the Compensation and Stock Option Committee of the Board or the approval of a majority of the members of either the Board or the Compensation and Stock Option Committee of the Board present at a meeting duly called and convened at which a quorum is present.

         For purposes of determining the timing of any benefit payments under the Plan, notwithstanding any other provision of the Plan to the contrary, a Participant shall not be deemed to have retired or otherwise terminated his or her service with the Company or any of its subsidiaries for as long as the Participant remains in the service of Morrison Fresh Cooking, Inc. or Morrison Health Care, Inc. from and after the effective date of a distribution of all of the outstanding shares of common stock of the applicable subsidiary by the Company to its stockholders.

5.03     Death of Participant:
         --------------------

         If a Participant shall die during the term of his employment with the Company or any of its subsidiaries, and prior to his retirement or other termination from service, the said employment shall be deemed to have terminated on the date of the Participant's death and the Company shall have no further obligation to the Participant, his estate, heirs or beneficiaries under this Plan, it being specifically the intention of the Board in creating this Plan that it supplement, by way of providing living retirement benefits, the existing insurance benefit program which will protect the interests of the families of executive employees who die while in the Continuous Service of the Company or any of its subsidiaries.

         If a Participant shall die after his retirement or other termination of service, benefit payments shall continue to the Participant's designated beneficiaries, or his estate, at such times and in such manner, as is provided for under the form of payment determined under the provisions of Section 6.02 of the Plan. Each Participant shall notify the Plan Administrator in writing of the name and address of his primary alternative beneficiaries, which may be changed from time-to-time by the Participant by written notice delivered to the Plan Administrator.


                                   ARTICLE VI

                           CONDITIONS AND FORFEITURES

6.01     Forfeiture of Accrued Benefit

                  If a Participant's Continuous Service is terminated because of his proven or admitted fraud or dishonesty of a material nature, his willful damage to property, reputation or goodwill of the Company, or any of its subsidiaries, his conviction of a felony, his willful and material insubordination or violation of Company rules, and/or his gross neglect of duties assigned by the Company; and if such act or action adversely affects the Company in a substantial respect, then notwithstanding any other provision of this Plan, the Plan Administrator may determine that any benefits to which such Participant might otherwise have been entitled under the Plan shall be forfeited. The decision of the Plan Administrator with respect to sufficiency of the proof or admission of such act or action, the substantially adverse affect thereof, and the forfeiture resulting therefrom, as long as made with consistency and sound judgment, shall be final and binding.

6.02     Forfeiture of Early Retirement Benefit

                  Upon a Participant's early retirement under Section 4.02, the Participant shall not, without the prior written consent of the Company, for the two-year period commencing with his retirement (the "Non-Competition Period"), engage in activities of the same character and scope to those in which he was engaged (1) on behalf of a division of the Company (and/or a subsidiary), or (2) on behalf of the Company (and/or a subsidiary) in a corporate or staff specialized function, immediately prior to his retirement for a competitor at a location within the United States.

                  If a  Participant  fails to cure any  alleged  breach  of this
         Section 6.02 within thirty (30) days following receipt of written notice from the Company, the Company may apply a forfeiture penalty against the Participant with respect to each future periodic payment due him under the Plan equal to the difference between the periodic payment otherwise payable to him pursuant to Section 4.02(a) or (b), as the case may be, and the amount the Participant would have received as a periodic payment had the Participant's Accrued Benefit been reduced by the applicable discount factor set forth below:

                          Age at Retirement                    Discount Factor

                                 64                                   .93
                                 63                                   .86
                                 62                                   .79
                                 61                                   .72
                                 60                                   .65
                                 59                                   .62
                                 58                                   .59
                                 57                                   .56
                                 56                                   .53
                                 55                                   .50

                  Any such forfeiture may be applied against each future periodic payment due to the Participant under the Plan until the first to occur of (i) the expiration of Non-Competition Period, or (ii) the date the Company determines that the Participant is no longer in breach of the provisions of this Section 6.02.

                  For purposes of this Section 6.02, as to a Participant, the term "competitor" means (A), (B), (C) or (D) below, depending upon the division or position within the Company (or subsidiary) for which the Participant provided services at the time of his retirement:

(A) if the Participant was then performing services for either the Ruby Tuesday Division or Specialty Division (or any successors thereto), any multi-unit, multi-state foodservice business that is of a character and concept similar to a Ruby Tuesday restaurant, including, but not limited to, a casual dining restaurant business with an American themed, generic, broad-based menu similar in concept to Ruby Tuesday, serving soups, sandwiches, chicken, ethnic cuisine, health or fitness oriented dishes and a full bar or for any other multi-unit foodservice business that is of a character and concept involving casual dining with an ethnic or other themed menu similar to any restaurant then being operated or otherwise maintained by the Ruby Tuesday Division or Specialty Division (or successors thereto);

(B) if the Participant was then performing services for the Heath Care Division (or any successor thereto), any multi-unit, multi-state foodservice business that is engaged in providing food and nutritional services to medical and residential care facilities for the sick and elderly, including, without limitation, elderly feeding programs and similar programs;

(C) if the Participant was then performing services for the Family Dining Division (or any successor thereto), any multi-unit, multi-state foodservice business that is engaged in operating or otherwise maintaining family-style dining cafeterias; or

(D) if the Participant was then performing services for the Company (and/or a subsidiary) (or any successor thereto) in a corporate or staff specialized function at retirement, any business described in (A), (B) or (C) above.


                                   ARTICLE VII

                           ADMINISTRATION OF THE PLAN

A. Operation of the Plan Administrator The Company shall be the Plan Administrator, unless it appoints another Plan Administrator. If an organization is appointed to serve as the Plan Administrator, then the Plan Administrator may designate in writing a person who may act on behalf of the Plan Administrator. The Company shall have the right to remove the Plan Administrator at any time by notice in writing. The Plan Administrator may resign at any time by written notice of resignation to the Company. Upon removal or resignation, or in the event of the dissolution of the Plan Administrator, the Company shall appoint a successor.

B.       Duties of the Plan Administrator

                           1. The Plan Administrator shall perform any act which
                  the Plan authorizes or requires of the Plan Administrator by action taken in compliance with the Plan and may designate in writing other persons to carry out its duties under the Plan. The Plan Administrator may employ persons to render advice with regard to any of the Plan Administrator's duties.

                           2. The Plan  Administrator  shall  from  time to time
                  establish rules, not contrary to the provisions of the Plan, for the administration of the Plan and the transaction of its business. All elections and designations under the Plan by a participating Employee or beneficiary shall be made on forms prescribed by the Plan Administrator. The Plan Administrator shall have discretionary authority to construe the terms of the Plan and shall determine all questions arising in the administration, interpretation and application of the Plan, including, but not limited to, those concerning eligibility for benefits and it shall not act so as to discriminate in favor of any person. All determinations of the Plan Administrator shall be conclusive and binding on all Employees and beneficiaries, subject to the provisions of the Plan and subject to applicable law.

                           3. The Plan Administrator shall furnish Employees and
                  Beneficiaries with all disclosures now or hereafter required by the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). The Plan Administrator shall file, as required, the various reports and disclosures concerning the Plan and its operations as required by ERISA and by the Internal Revenue Code, and shall be solely responsible for establishing and maintaining all records of the Plan.

                           4. The statement of specific duties for a Plan Administrator in this Section are not in derogation of any other duties which a Plan Administrator has under the provisions of the Plan or under applicable law.

                           5. The Company shall indemnify and hold harmless each
                  person constituting the Plan Administrator from and against any and all claims and expenses (including, without limitation, attorney's fees and related costs) arising in connection with the performance by the person of his or her duties in that capacity, other than any of the foregoing arising in connection with the willful neglect or willful misconduct of the person acting.

C. Action by the Company Any action to be taken by the Company shall be taken by resolution or written direction duly adopted by the Board or appropriate governing body, as the case may be; provided, however, that by such resolution or written direction, the Board or appropriate governing body, as the case may be, may delegate to any officer or other appropriate person of the Company the authority to take any such actions as may be specified in such resolution or written direction, other than the power to amend or terminate the Plan or to determine the basis of any payment obligations of the Company.

D.       CLAIM REVIEW PROCEDURE

                           1. In the event that an  Employee or  beneficiary  is
                  denied a claim for benefits under the Plan, the Plan Administrator shall provide to such claimant written notice of the denial which shall set forth:

                                    a.      the specific reasons for the denial;

                                    b.      specific references to the pertinent
                                            provisions of the Plan on which  the
                                            denial is based;

                                    c.      a  description  of  any   additional
                                            material  or  information  necessary
                                            for  the  claimant  to  perfect  the
                                            claim and an explanation of why such
                                            material  or  information   is
                                            necessary; and

                                    d.      an explanation  of the Plan's  claim
                                            review procedure.

                           2. After receiving  written notice of the denial of a
                  claim, a claimant or his or her representative may:

                                    a.      request  a  full and fair  review of
                  such denial by written application to the Plan Administrator;

                                    b.      review pertinent documents; and

                                    c.      submit issues and comments in
                  writing to the Plan Administrator.

                           3. If the claimant wishes such a review of the decision denying his or her claim to benefits under the Plan, he or she must submit such written applications to the Plan Administrator within sixty (60) days after receiving written notice of the denial.

                           4.  Upon  receiving  such  written   application  for
                  review, the Plan Administrator may schedule a hearing for purposes of reviewing the claimant's claim, which hearing shall take place not more than thirty (30) days from the date on which the Plan Administrator received such written application for review.

                           5. At least ten (10) days prior to the scheduled hearing, the claimant and his or her representative designated in writing by him or her, if any, shall receive written notice of the date, time, and place of such scheduled hearing. The claimant or his or her representative, if any, may request that the hearing be rescheduled, for his or her convenience, on another reasonable date or at another reasonable time or place.

                           6. All claimants requesting a review of the decision denying their claim for benefits may employ counsel for purposes of the hearing.

                           7. No  later  than  sixty  (60)  days  following  the
                  receipt of the written application for review, the Plan Administrator shall submit its decision on the review in writing to the claimant involved and to his or her representative, if any; provided, however, a decision on the written application for review may be extended, in the event special circumstances such as the need to hold a hearing require an extension of time, to a day no later than one hundred twenty (120) days after the date of receipt of the written application for review. The decision shall include specific reasons for the decision and specific references to the pertinent provisions of the Plan on which the decision is based.


                                  ARTICLE VIII

                                  MISCELLANEOUS

8.01     Unfunded Plan:
         -------------

         Any Participant who may have or claim any interest in or right to any compensation, payment or benefit payable hereunder, shall rely solely upon the unsecured promise of the Company as set forth herein for the payment thereof, and nothing herein contained shall be construed to give to or vest in the Participant or any other person now or at any time in the future, any right, title, interest or claim in or to any specific asset, fund, reserve, account or property of any kind whatever owned by the Company or in which it may have any right, title or interest now or at any time in the future.

8.02     Additional Benefits:
         -------------------

         It is agreed and understood that any benefits accrued under this Plan are in addition to any and all employee benefits to which a Participant may otherwise be entitled under any other contract, arrangement or voluntary pension, profit sharing or other compensation plan of the Company, and that this Plan shall not affect or impair the rights or obligations of the Company or a Participant under any other such contract, arrangement or voluntary plan.

8.03     Modification and Cancellation:
         -----------------------------

         This Plan may be amended, modified, suspended or terminated by the Board as and when it deems such action necessary; however, no such action shall have the effect of terminating or voiding a Participant's contractual right to receive that portion of any award made hereunder which shall have vested in him as of the time of such Board action.

8.04     Enforceability:
         --------------

         If any term or condition of the Plan shall be invalid or unenforceable to any extent or in any application, then the remainder of the Plan, and such term or condition except to such extent or in such application, shall not be affected thereby, and each and every term and condition of the Plan shall be valid and enforced to the fullest extent and in the broadest application permitted by law.

8.05     Notices:
         -------

         All notices or other communications permitted to be given or called for pursuant to the Plan shall be in writing and shall be considered as properly given or made if hand delivered, mailed from within the United States by certified or registered mail, or sent by prepaid telegram:

         (1) If to the Company, in care of its Chief Financial Officer, 150 West Church Avenue, Maryville, Tennessee 37801.

         (2) If to a Participant, in care of him at such address as he shall have provided in writing to the Plan Administrator, or in the absence thereof, to such other address as shall appear on the books of the Company

                                            RUBY TUESDAY, INC.

                                            By:
         [CORPORATE SEAL]                   Samuel E. Beall, III
                                            Chairman and Chief Executive Officer
ATTEST:


         Daniel T. Cronk
         Secretary

                                  APPENDIX A

                               RUBY TUESDAY, INC.

                       EXECUTIVE SUPPLEMENTAL PENSION PLAN
                             (Restated July 1, 1999)



                  Eligible Positions from March 9, 1996 through June 29, 1998

                           President/CEO
                           President, Ruby Tuesday
                           Sr. Vice President, Chief Financial Officer
                           Sr. Vice President, Human Resources
                           Sr. Vice President, Legal
                           Sr. Vice President, Marketing/Strategy
                           Sr. Vice President, Regional Operations
                           Vice President & Controller
                           Vice President, Asst. General Counsel/Asst. Secretary Vice President, Project Development
                           Vice President, Regional Operations


                  Eligible Positions Effective June 30, 1998*

All Vice Presidents and Above



                  Eligible Positions Effective April 1, 1999

All Vice Presidents and Above
Human Resource Director (but not any Director of Human Resources position)




                  *In accordance with Section 2.01(k) of the Plan, any person who occupies a position that has been first recognized as a Qualifying Position as of June 30, 1998 shall first become a Participant in the Plan as of the later of January 1, 1999 or the date that all of the remaining eligibility criteria set forth in Section 2.01(h) of the Plan are satisfied.

                                      APPENDIX B

The following person(s) have been designated as "Subsection (b) Participant(s)":
(as of July 1, 1999)

           Hunt, Pfil
           Ingram, Mark
           McClenagan, Robert
           Mothershed, Russell
           O'Toole, Andy
           Vilord, Ron
           Wallace, Lee

                                       APPENDIX C


The following person(s) have been designated as "Subsection (c) Participant(s)":
(as of July 1, 1999)

           Samuel E. Beall, III